                                                                   Exhibit 10.2


                                LICENSE AGREEMENT


      This is a License Agreement dated as of June 16, 1997 (as in effect from time to time, the "Agreement"), by and among Lockheed Martin Chemical Demilitarization Systems, LLC, a Delaware limited liability company (the "LLC"), Molten Metal Technology, Inc., a Delaware corporation ("MMT"), and Lockheed Martin Corporation, a Maryland corporation ("LMC").

      WHEREAS, MMT is an environmental technology company engaged in the commercialization and continued development of its innovative, proprietary processing technology known as Catalytic Extraction Processing or CEP;

      WHEREAS, a wholly-owned subsidiary of MMT and a wholly-owned subsidiary of LMC have formed the LLC in order to effectively commercialize CEP by selling, engineering, constructing and operating CEP Plants, and sublicensing CEP technology to appropriate third parties to permit them to engineer, construct and operate CEP Plants, to pursue the processing of Chem Weapons Feedstocks worldwide;

      WHEREAS, MMT and LMC have entered into a Master Restructuring Agreement, dated as of June 12, 1997 (as in effect from time to time, the "Restructuring Agreement"), pursuant to which they agreed to restructure certain aspects of their business relationship; and

      WHEREAS, in the Restructuring Agreement LMC and MMT agreed enter into, and cause the LLC to enter into, this Agreement;

      NOW, THEREFORE, in consideration of the foregoing and the mutual agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, MMT, LMC and the LLC agree as follows:


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                                      -2-

                                    Article 1

                                  Defined Terms

      Defined terms used and not otherwise defined herein shall have the meanings ascribed thereto in the Restructuring Agreement. In addition, as used in this Agreement the following terms shall have the following meanings:

      "Advisors" means, with respect to any Person, any of such Person's attorneys, accountants, lenders or consultants.

      "Affiliate" means, with respect to any Person, any other Person controlling, controlled by or under common control with, such Person. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") means the possession, directly or indirectly, of power to direct or cause the direction of management or policies of a Person, whether through ownership of securities or partnership or other ownership interests, by contract or otherwise (but, in the case of MMT or LMC, not including the LLC and, in the case of the LLC, not including MMT or
LMC).

      "Agreement" has the meaning set forth in the preamble.

      "Asset Transfer Agreement" means the Asset Transfer Agreement entered into pursuant to the Restructuring Agreement, as in effect from time to time.

      "Catalytic Extraction Processing" or "CEP" means the processes, methods and systems (including all intellectual and intangible and tangible property associated therewith and including all aspects of accepting Feedstocks, reactions within a CEP Plant, and handling Recovered Resources), owned or used by MMT, directed to the processing of Feedstocks by introducing the Feedstocks to a processing vessel containing liquefied metal.

      "CEP Plant" means the plant, equipment and other facilities necessary to perform, operate and maintain CEP on a commercial basis (or, in the case of any so-called "demonstration" CEP Plant, on the basis generally provided in the applicable demonstration program).

      "Chem Demil Market" means the worldwide market for the processing of Chem Weapons Feedstocks worldwide

      "Chem Weapons Feedstocks" means (i) bombs, rockets, artillery shells, mortar shells and explosives and other munitions, containing (or formerly containing) one or more "chemical weapons agents" (as defined in the Chemical Weapons Convention (formally known as the Convention on the Prohibition of the Development, Production, Stockpiling and Use of Chemical Weapons and their Destruction), adopted
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                                      -3-


September 3, 1992 at the Conference on Disarmament at Geneva, and opened for signature on January 13, 1993 in Paris) and (ii) bulk stockpiles of such chemical weapons agents.

      "Dispute Resolution Agreement" means the Second Amended and Restated Dispute Resolution Agreement, dated as of June 12, 1997 by and among LMC, MMT, M4, the LLC and their Affiliates named therein.

      "Employee Non-Disclosure Agreement" has the meaning set forth in
Section 4.7.

      "Failure Notice" has the meaning set forth in Section 4.8.

      "Feedstocks" means, with respect to any CEP Plant, the wastes, industrial by-products and other materials to be processed by such CEP Plant.

      "Government Authority" means any federal, national, state, municipal, local, territorial or other governmental department, commission, board, bureau, agency, regulatory authority, instrumentality, judicial or administrative body, domestic or foreign.

      "Improvements" means any improvements, developments, updates, upgrades, enhancements, additions, revisions, corrections, fixes and other modifications to the MMT Licensed Property as it then exists that MMT, LMC or the LLC may acquire, discover, invent, originate, conceive or have a right to develop or manufacture, whether or not the same is patentable, commercially useful or reducible to writing or practice.

      "Infringements" has the meaning set forth in Section 7.1.

      "Intellectual Property" means all patents, inventions, patent applications, patent rights, trademarks, trademark registrations, trade names, brand names, all other names and slogans embodying business or product goodwill (or both), copyright registrations, copyrights (including those in computer programs, software, including all source code and object code, development documentation, programming tools, drawings, specifications and data), software, trade secrets, know-how, mask works, industrial designs, formulae, processes and technical information, including confidential and proprietary information, whether or not subject to statutory registration or protection.

      "Japanese Extension Agreement" means the Agreement for Expansion of License - Japanese Chemical Weapons, dated as of September 20, 1996, between M4 and MMT.

      "JCW Market" means the processing of any Chem Weapons Feedstocks for which any Japanese Government Authority has accepted, or in the future accepts, responsibility.

      "JCW Task Order" has the meaning set forth in Section 2.4.
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                                      -4-


      "Licensed Copyrights" means any and all copyright protection of MMT covering any of the Licensed Software Programs, the Licensed Know-How or any Improvements thereto.

      "Licensed Know-How" means any information possessed by MMT or, subject to
Section 2.2, licensed to MMT, relating to CEP, whether or not considered proprietary and whether or not subject to statutory registration or protection, including, without limitation, inventions disclosed by MMT's existing Patent Applications, invention records, research records and reports, development reports, experimental and other engineering reports, pilot plant designs, production plant designs, production specifications, raw material specifications, quality control reports and specifications, drawings and photographs, models, tools and parts, manufacturing and production techniques, processes, methods and marketing surveys. If any information or material qualifies for purposes of this Agreement both as Licensed Know-How and as any of the Licensed Patents, Licensed Copyrights, Licensed Software Programs or Licensed Trademarks for purposes of this Agreement, such information or material shall not be treated as Licensed Know-How for purposes of this Agreement but shall be treated, as applicable, as part of the Licensed Patents, Licensed Copyrights, Licensed Software Programs or Licensed Trademarks for purposes of this Agreement.

      "Licensed Patent Applications" means any U.S. or foreign patent applications currently owned by, filed or acquired by or, subject to the restrictions set forth in Section 2.2 relating to patent applications licensed to MMT, licensed to MMT during the term of this Agreement, to the extent such patent applications relate to CEP.

      "Licensed Patents" means any U.S. or foreign patents currently owned by, granted to, acquired by, or, subject to the restrictions set forth in Section
2.2 relating to patents licensed to MMT, licensed to MMT during the term of this Agreement, to the extent such patents relate to CEP.

      "Licensed Software Programs" means any computer programs the copyrights to which are owned by or, subject to Section 2.2, licensed after the date of this Agreement to MMT relating to CEP.

      "Licensed Trademarks" means any Trademarks currently owned by, developed or acquired by or, subject to Section 2.2, licensed to MMT during the term of this Agreement, to the extent such Trademarks relate to CEP and do not relate to MMT's corporate identity.

      "LLC" has the meaning set forth in the preamble.

      "LLC Agreement" means the Limited Liability Company Agreement of the LLC, as in effect from time to time.
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                                      -5-


      "LLC Confidential Information" means any confidential or proprietary information of the LLC.

      "LLC Infringement Claim" has the meaning set forth in Section 7.4.

      "LLC Services" has the meaning set forth in Section 4.8.

      "LMC" has the meaning set forth in the preamble.

      "LMC Confidential Information" means any confidential or proprietary information of LMC.

      "MMT" has the meaning set forth in the preamble.

      "MMT Confidential Information" means any confidential or proprietary information of MMT, including but not limited to any confidential or proprietary portion of the MMT Licensed Property.

      "MMT Infringement Claim" has the meaning set forth in Section 7.3.

      "MMT Licensed Property" means the Licensed Patents, the Licensed Patent Applications, the Licensed Trademarks, the Licensed Software Programs, the Licensed Copyrights and the Licensed Know-How.

      "M4" means M4 Environmental L.P., a Delaware limited partnership.

      "Person" means any individual, corporation, association, trust, limited liability company, joint venture, partnership (whether general or limited), unincorporated organization and any government, governmental department or agency or political subdivision thereof.

      "Project Acceptance" means, with respect to any application of CEP that is the subject of a fee payable pursuant to Section 2.4(a), that the CEP Plant has achieved mechanical completion and passed a performance test to be created by the Board of Directors of the LLC at the time it determines to proceed with the applicable project.

      "Quality Standard" has the meaning set forth in Section 4.8.

      "Recycling" means the return of resources recovered or produced from waste or other similar materials for use or sale.

      "Recovered Resources" means the elements and compounds produced by a CEP Plant (whether or not produced through the use of reactants) that are suitable for use or sale.

      "Related Agreements" means this Agreement, the Restructuring Agreement, the LLC Agreement, the Related Agreements referred to in the Restructuring Agreement and any other agreement between MMT or the LLC or their Affiliates which specifies that it is a Related Agreement for purposes of this Agreement.

      "Related Technology" has the meaning set forth in Article 5.

      "Restructuring Agreement" has the meaning set forth in the preamble.

      "SAC" means LMC-MMT Strategic Alliance Committee, LLC, the limited liability company formed pursuant to the SAC LLC Agreement.

      "SAC LLC Agreement" means the Limited Liability Company Agreement pursuant to which SAC was formed.

      "Subsidiary" means a corporation, company or other entity:

            (i) more than fifty percent (50%) of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, now or hereafter, owned or controlled, directly or indirectly, by a party hereto, but such corporation, company or other entity shall be deemed to be a Subsidiary only so long as such ownership or control exists; or

            (ii) which does not have outstanding shares or securities, as may be the case in a partnership, joint venture or unincorporated association, but more than fifty percent (50%) of whose ownership interests representing the right to make the decisions for such corporation, company or other entity is now or hereafter, owned or controlled, directly or indirectly, by a party hereto, but such corporation, company or other entity shall be deemed to be a Subsidiary only so long as such ownership or control exists.

      "Technical Liaison" has the meaning set forth in Section 3.1.

      "Trademarks" shall mean:

            (i) all of the trademarks, service marks, trade names, designs, logos, indicia, corporate names (other than the corporate names of MMT and its Subsidiaries), company names, business names, fictitious names, trade styles, elements of package or trade dress, and/or other source and/or other service identifiers and general intangibles of like nature, used or associated with CEP, which are currently or in the future adopted, acquired, owned, held and/or used by MMT in its business; and
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                                      -7-


            (ii) all past, present or future federal, state, local and foreign registrations or recordations of any of the foregoing enumerated in clause (i), all renewals and extensions of such registrations or recordations, all past, present and future applications for any such registrations or recordations of any of the foregoing enumerated in clause (i) (and any such registrations or recordations thereof upon approval of such applications).

      "Treatment" means, with respect to any material, any physical, mechanical, thermal and/or chemical actions that, individually or in concert, alter the chemical composition of such materials.

                                    Article 2

                Technology License; Certain Related Matters

      2.1. Grant of License. Subject to the terms and conditions of this Agreement, MMT hereby grants to the LLC:

            (i) a non-transferable, non-royalty-bearing exclusive license (including the fact that MMT, its Affiliates and licensees are likewise excluded) under the MMT Licensed Property (other than the Licensed Trademarks) to: establish, own, permit, finance, design, engineer, construct, start-up and operate CEP Plants anywhere in the world that process Chem Weapons Feedstocks;

            (ii) a non-transferable, non-royalty-bearing exclusive license (including the fact that MMT, its Affiliates and licensees are likewise excluded) to sublicense the MMT Licensed Property, subject to and in accordance with the requirements of Article 6, to third parties (including Affiliates and Subsidiaries of MMT) in order to permit them to establish, own, permit, finance, construct, start-up and operate CEP Plants located anywhere in the world that process Chem Weapons Feedstocks;

            (iii) a non-transferable, non-royalty-bearing non-exclusive license to use the Licensed Trademarks in connection with activities permitted under subparagraph (i) or subparagraph (ii) above; and

            (iv) a non-transferable, non-royalty-bearing non-exclusive license to use the MMT Licensed Property for its own internal use in connection with the activities contemplated by subparagraphs
                  (i)-(iii) above.

      2.2. Third Party Limitations on License Grants. The licenses granted by MMT pursuant to Section 2.1 above, insofar as they relate to technology, property or rights that are developed or acquired with or from any third party in the future, may become subject to any applicable restrictions and consents relating to such technology, property or rights under any license or similar agreement to which MMT may in the future become a party. In the event that any such license or other agreement imposes restrictions that may apply to the transactions contemplated by this Agreement, MMT will make reasonable efforts to obtain license rights as contemplated by this Agreement for the LLC. If MMT is unable to so obtain such rights, it will cooperate to make available to the LLC such rights as the third party is willing to grant to or for the LLC. As part of the foregoing, MMT shall use reasonable efforts to assure that the LLC enjoys license or other rights no less favorable with respect to the applicable Intellectual Property acquired from such third parties than other licensees of MMT generally.

      2.3. Extension of License to Subsidiaries. The licenses granted in Section
2.1 shall include the right of the LLC to sublicense its Subsidiaries. Any such sub-license shall be on terms and conditions satisfactory to each of MMT and the LLC.

      2.4.  Success Fees.

            (a) For any project undertaken by the LLC employing CEP in the Chem Demil Market, the LLC shall pay MMT a success fee in an amount between 5% and 10% of the project's total installed costs, up to a maximum of $5 million per project; provided that no such success fee shall be payable with respect to any project deployed for the JCW Market. The amount of any success fee payable for any particular project shall be determined by the Board of Directors of the LLC at the time the Board of Directors of the LLC decides to proceed with the applicable project.

            (b) The LLC's obligations under this Section 2.4 shall terminate upon MMT's receipt from the LLC of a total of $25 million in cumulative success fees pursuant to this Section 2.4. There shall be no limit on the number of projects for which success fees are payable. All success fees shall become payable to MMT upon Project Acceptance of the applicable CEP system, and shall be in addition to any other compensation payable to MMT by any Person. Any particular fee payable to MMT pursuant to paragraph (a) above and this paragraph (b) shall be paid on a quarterly basis to MMT from all revenues generated by the particular CEP Plant for the particular quarter.

            (c) The LLC and MMT shall negotiate and prepare a Task Order for the technical demonstration by MMT of CEP processing for surrogates of "Japanese Chemical Weapons" as contemplated by

                  Section 5 of the Japanese Extension Agreement (the "JCW Task Order"). At the time MMT completes a successful technical demonstration, as determined by the criteria to be set forth in the JCW Task Order, a $3,500,000 fee shall become payable by the LLC. This fee shall be paid, in no event prior to January 2, 1998, on a quarterly basis out of all LLC Cash Flow for the applicable quarter. For purposes of this paragraph (c) "LLC Cash Flow" means, with respect to any period, the LLC's cash flows from operations for such period, with all of the foregoing determined in accordance with GAAP (subject to the establishment by the Board of Directors of the LLC of reasonable reserves to meet liabilities of the LLC (including contingent, conditional and unmatured liabilities)).

            (d) The LLC will not make any cash distributions to its members at any time when any fee referred to in this Section 2.4 has become payable but has not yet been paid in full.

                                    Article 3

                     Technical Liaison; Access to Technology

      3.1. Technical Liaisons. MMT and the LLC have designated one or more employees to serve as technical liaison (the "Technical Liaison") for them under this Agreement and have notified the other party of the identity and address of such Technical Liaison. The Technical Liaison will continue to be the primary interface for all issues under this Agreement relating to technology, including the access to MMT Licensed Property referred to in Section 3.2 below, the ongoing program referred to in Section 4.7 relating to confidentiality concerns, the treatment of Improvements and Related Technology pursuant to Article 5 and the sublicensing program referred to in Article 6. However, no Technical Liaison shall be authorized to amend or waive any provision of this Agreement or any Related Agreement. Each of MMT and the LLC may change its Technical Liaison at any time and from time to time during the term of this Agreement by notifying the other party and its Technical Liaison in writing. Each Technical Liaison may nominate a designee to act on its behalf by giving a similar notification.

      3.2.  Access to Technology.

      (a) In order to ensure that the LLC has sufficient access to and familiarity with the MMT Licensed Property, the Technical Liaisons shall meet from time to time to review and discuss the MMT Licensed Property. The Technical Liaisons shall, as appropriate, cause appropriate MMT and LLC employees to attend such meetings. The MMT Technical Liaison shall provide the LLC Technical Liaison with such writings, documents, instruments, programs (in object code form), information, data, and recordations of or other tangible embodiments or manifestations of any portion of the MMT Licensed Property as is reasonably requested by the LLC Technical Liaison.

      (b) All information furnished to the LLC pursuant to paragraph (a) above shall be subject to the confidentiality and other obligations of
            Article 4 and shall be furnished or made available to the LLC in a manner consistent with the procedures contemplated by Article 4.

                                    Article 4

                         Title to MMT Licensed Property;
                       Confidentiality and Related Matters

      4.1. Title to MMT Licensed Property. Title to all MMT Licensed Property shall at all times remain and vest solely with MMT. Each of LMC and the LLC agrees that it will not claim or assert any right, title or interest in or to any such MMT Licensed Property as a result of or in connection with the relationships created under the Restructuring Agreement. Nothing in this Section
4.1 shall effect the rights of MMT, LMC or the LLC to assert a claim under this Agreement for any breach by any other party of any representation or warranty in this Agreement.


      4.2.  Confidentiality Obligations of the LLC and LMC.

      (a) Each of the LLC and LMC agrees that it will use MMT Confidential Information only in connection with the activities contemplated by this Agreement and the Related Agreements, and it will not disclose any MMT Confidential Information to any Person except as expressly permitted by this Section 4.2.

      (b)   The LLC may disclose MMT Confidential Information:

            (i)   to LMC;

            (ii) to the LLC's officers and employees who have a reasonable need to know the contents thereof and who have signed an Employee Non-Disclosure Agreement;

            (iii) on a confidential basis to those Advisors of the LLC who have a reasonable need to know the contents thereof, so long as such disclosure is made pursuant to the procedures referred to in Section 4.7(c);

            (iv) to any other Person if the MMT Technical Liaison consents to such disclosure and such disclosure is made pursuant to the procedures referred to in Section 4.7(c);

            (v) to any sublicensee pursuant to any sublicense granted by the LLC pursuant to Article 6;

            (vi) to the extent required by applicable statute, rule or regulation or any court of competent jurisdiction; provided that the LLC has made reasonable efforts to conduct its relevant business activities in a manner such that the disclosure requirements of such statute, rule or regulation or court of competent jurisdiction do not apply, and provided further that MMT (through the MMT Technical Liaison) is given notice and an adequate opportunity to contest such disclosure or to use any means available to minimize such disclosure (e.g., the "confidential treatment" provisions of Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended); and

            (vii) to the extent such MMT Confidential Information has become generally available publicly through no fault of the LLC, LMC or their directors, officers, employees, Advisors or sublicensees.

      (c)   LMC may disclose MMT Confidential Information:

            (i) to its directors, officers and employees, its Subsidiaries and their directors, officers and employees, in each case to the extent they have a reasonable need to know the contents thereof and who have agreed in writing with MMT to be bound by the provisions of this Article 4;

            (ii) on a confidential basis to those Advisors of LMC who have a reasonable need to know the contents thereof, so long as such disclosure is made pursuant to the procedures referred to in
                  Section 4.7(c);

            (iii) to the extent required by applicable statute, rule or regulation or any court of competent jurisdiction; provided that LMC has made reasonable efforts to conduct its relevant business activities in a manner such that the disclosure requirements of such statute, rule or regulation or court of competent jurisdiction do not apply, and provided further that MMT (through the MMT Technical Liaison) is given notice and an adequate opportunity to contest such disclosure or to use any means available to minimize such disclosure (e.g., the "confidential treatment" provisions of Rule

                  24b-2 promulgated under the Securities Exchange Act of 1934, as amended); and

            (iv) to the extent such MMT Confidential Information has become generally available publicly through no fault of the LLC, LMC or their Affiliates or their directors, officers, employees, Advisors or sublicensees.

      4.3.  Confidentiality Obligations of the LLC and MMT.

      (a) Each of the LLC and MMT agrees that it will use LMC Confidential Information only in connection with the activities contemplated by this Agreement and the Related Agreements, and it will not disclose any LMC Confidential Information to any Person except as expressly permitted by this Section 4.3.

      (b)   The LLC may disclose LMC Confidential Information:

            (i)   to MMT;

            (ii) to the LLC's officers and employees who have a reasonable need to know the contents thereof and who have signed an Employee Non-Disclosure Agreement;

            (iii) on a confidential basis to those Advisors of the LLC who have a reasonable need to know the contents thereof, so long as such disclosure is made pursuant to the procedures referred to in Section 4.7(c);

            (iv) to any other Person if LMC consents to such disclosure and such disclosure is made pursuant to the procedures referred to in Section 4.7(c);

            (v) to any sublicensee pursuant to any sublicense granted by the LLC pursuant to Article 6;

            (vi) to the extent required by applicable statute, rule or regulation or any court of competent jurisdiction; provided that the LLC has made reasonable efforts to conduct its relevant business activities in a manner such that the disclosure requirements of such statute, rule or regulation or court of competent jurisdiction do not apply, and provided further that LMC is given notice and an adequate opportunity to contest such disclosure or to use any means available to minimize such disclosure (e.g., the "confidential treatment" provisions of Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended); and

            (vii) to the extent such LMC Confidential Information has become generally available publicly through no fault of the LLC, MMT or their directors, officers, employees, Advisors or sublicensees.

      (c)   MMT may disclose LMC Confidential Information:

            (i) to its directors, officers and employees, its Subsidiaries and their directors, officers and employees, in each case to the extent they have a reasonable need to know the contents thereof and who have agreed in writing with LMC to be bound by the provisions of this Article 4;

            (ii) on a confidential basis to those Advisors of MMT who have a reasonable need to know the contents thereof, so long as such disclosure is made pursuant to the procedures referred to in
                  Section 4.7(c);

            (iii) to the extent required by applicable statute, rule or regulation or any court of competent jurisdiction; provided that MMT has made reasonable efforts to conduct its relevant business activities in a manner such that the disclosure requirements of such statute, rule or regulation or court of competent jurisdiction do not apply, and provided further that LMC is given notice and an adequate opportunity to contest such disclosure or to use any means available to minimize such disclosure (e.g., the "confidential treatment" provisions of Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended); and

            (iv) to the extent such LMC Confidential Information has become generally available publicly through no fault of the LLC, MMT or their Affiliates, their directors, officers, employees, Advisors or sublicensees.

      4.4.  Confidentiality Obligations of MMT and LMC.

      (a) Each of MMT and LMC agrees that it will use LLC Confidential Information only in connection with the activities contemplated by this Agreement and the Related Agreements, and it will not disclose any LLC Confidential Information to any Person except as expressly permitted by this Section 4.4.

      (b)   MMT may disclose LLC Confidential Information:

            (i)   to LMC;

            (ii) to MMT's officers and employees who have a reasonable need to know the contents thereof and who have agreed in writing with the LLC to be bound by the provisions of this Article 4;

            (iii) on a confidential basis to those Advisors of MMT who have a reasonable need to know the contents thereof, so long as such disclosure is made pursuant to the procedures referred to in
                  Section 4.7(c);

            (iv) to the extent required by applicable statute, rule or regulation or any court of competent jurisdiction; provided that MMT has made reasonable efforts to conduct its relevant business activities in a manner such that the disclosure requirements of such statute, rule or regulation or court of competent jurisdiction do not apply, and provided further that the LLC is given notice and an adequate opportunity to contest such disclosure or to use any means available to minimize such disclosure (e.g., the "confidential treatment" provisions of Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended); and

            (v) to the extent such LLC Confidential Information has become generally available publicly through no fault of MMT or LMC or their directors, officers, employees, Advisors or sublicensees.

      (c)   LMC may disclose LLC Confidential Information:

            (i)   to MMT;

            (ii) to its directors, officers and employees, its Subsidiaries and their directors, officers and employees, in each case to the extent they have a reasonable need to know the contents thereof and who have agreed in writing with the LLC to be bound by the provisions of this Article 4;

            (iii) on a confidential basis to those Advisors of LMC who have a reasonable need to know the contents thereof, so long as such disclosure is made pursuant to the procedures referred to in
                  Section 4.7(c);

            (iv) to the extent required by applicable statute, rule or regulation or any court of competent jurisdiction; provided that LMC has made reasonable efforts to conduct its relevant business activities in a manner such that the disclosure requirements of such statute, rule or regulation or court of competent jurisdiction do not apply, and provided further that the LLC is given notice and an adequate opportunity to contest such disclosure or to use any means available to minimize such disclosure (e.g., the "confidential treatment" provisions of Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended); and

            (v) to the extent such LLC Confidential Information has become generally available publicly through no fault of MMT or LMC or their directors, officers, employees, Advisors or sublicensees.

      4.5. Treatment of Licensed Software Programs. Any Licensed Software Programs furnished by MMT to the LLC shall be furnished in object code form only (i.e., in magnetic or electronic binary form on software media, which are readable and usable by machines, but not generally readable by humans without reverse assembly, reverse compiling or reverse engineering). The LLC agrees that it will not attempt to modify, disassemble, decompile, reverse-engineer or otherwise endeavor to discover or disclose the methods and concepts embodied in the Licensed Software Programs. All Licensed Software Programs shall be marked with such copyright, patent, proprietary legends, restrictions or other notices as MMT may request, and the LLC agrees not to remove or destroy any such mark or notice on any of the Licensed Software Programs.

      4.6. Disclosure to Government Authorities. The Technical Liaisons shall promptly establish and implement all procedural safeguards required or advisable in connection with the performance of government contracts to protect the confidentiality and value of the MMT Licensed Property and the assets of the LLC. Each of LMC, MMT and the LLC agree to comply, and cause their employees to comply, with such procedural safeguards.

      4.7.  Ongoing Confidentiality Program; Patent Markings.

      (a) In order to ensure that each of the LLC, LMC and MMT complies with its obligations in Sections 4.1 through 4.6, the Technical Liaisons shall meet from time to time as required to discuss issues relating to confidentiality and disclosure and other matters addressed by this Article 4.

      (b) With respect to any disclosure by the LLC to any of its officers or employees permitted pursuant to Section 4.2(b)(ii) or Section 4.3(b)(ii), the LLC shall cause each of its officers and employees to sign employee non-disclosure and invention agreements in the form attached as Annex A hereto or in such other form as is approved from time to time by the MMT Technical Liaison ("Employee Non-Disclosure Agreements").

                                      -16


      (c) With respect to any disclosure by the LLC, MMT or LMC to any of its Advisors or by the LLC to any prospective customers, vendors, suppliers or other third Persons as permitted in Sections 4.2-4.4, the Technical Liaison will institute procedures designed to maintain the confidentiality of MMT Confidential Information, the LLC Confidential Information and LMC Confidential Information while facilitating the LLC's business activities. These procedures shall include the preparation of standard forms of confidentiality agreements to be used by the LLC in connection with its business.

      (d) The Technical Liaisons will implement a program for the use of patent markings by the LLC as appropriate to fully protect the Licensed Patents and Licensed Patent Applications in each applicable country where they exist.

      4.8. Quality Control. The LLC shall provide to MMT a reasonable opportunity to inspect the CEP Plants using the MMT Licensed Property and the services provided by the LLC under the Licensed Trademarks (collectively, the "LLC Services"), upon MMT's reasonable request from time to time, no more frequently than four times per year (or more often as is required in the event that MMT determines in good faith that an emergency condition exists), in order to enable MMT to maintain an appropriately high level of quality commensurate with the valuable goodwill associated with the Trademarks (the "Quality Standard"). If MMT reasonably determines that the applicable CEP Plants or the LLC Services being performed by the LLC do not meet the Quality Standard, MMT shall provide the LLC with written notice (the "Failure Notice") of such failure, specifying the particular aspect of the applicable CEP Plants or the LLC Services which MMT claims does not meet the Quality Standard and the particular failure, together with any supporting documentation of such failure. If the LLC shall not have met such Quality Standard for such LLC Services and does not (i) take appropriate action to diligently commence to cure such failure within thirty (30) days after receipt of the Failure Notice and (ii) cure such failure by causing such LLC Services to meet such Quality Standard and provide documentation of such cure reasonably acceptable to MMT within sixty (60) days after the receipt of the Failure Notice (or, if such failure is not reasonably susceptible to cure within such 60-day period, within 120 days after the receipt of the Failure Notice), MMT may pursue any available remedies pursuant to the Dispute Resolution Agreement.

      4.9. Corporate Names. The LLC shall be entitled to refer to MMT and LMC in its advertising and other promotional materials, subject to compliance with guidelines, to be adopted by the Board of Directors of the LLC, addressing the need to maintain a separate legal identity for the LLC, to identify the LLC as a licensee of the MMT Licensed Property and similar concerns.

                                    Article 5

                           Improvements and Inventions

      (a) All Intellectual Property (including all Improvements) relating to CEP or necessary or useful to any application of CEP conceived, created, made, developed or reduced to practice by or for MMT or LLC personnel, or LMC personnel assigned to work on LLC activities ("Related Technology"), will be owned by MMT and title to all such Intellectual Property, including patents, patent applications, patents issued with respect thereto and copyrights filed or granted, will be issued solely in MMT's name.

      (b) LLC agrees to give the MMT Technical Liaison prompt notice of any Related Technology, using a standard form of invention disclosure form to be approved from time to time by the Technical Liaisons. LLC agrees to give MMT all reasonable assistance in obtaining patent, copyright or other protection and in preparing and prosecuting any patent application or copyright application filed by MMT for any Related Technology, and the LLC will cause to be executed all assignments and other instruments and documents as MMT may consider necessary or appropriate to carry out the intent of this Section
            5.1. MMT shall be solely responsible for all decisions relating to seeking or maintaining patent or copyright or other protection for any Improvement or Related Technology, and shall be responsible for all expenses incurred in obtaining and maintaining any such protection.

      (c) All Improvements and Related Technology, to the extent that they come within the definition of MMT Licensed Property, will be subject to the licenses granted by MMT pursuant to Section 2.1, and LLC shall not be required to pay any royalties or other fees for the license of such Improvements and Related Technology. MMT shall have the unrestricted right to license any of the Improvements or Related Technology to any third parties without notice or accounting to the LLC.

                                    Article 6

                                  Sublicensing

      6.1. Obligations To Sublicense. In order to commercialize CEP technology for Chem Weapons Feedstocks, the LLC shall create and implement a comprehensive program to promote sublicensing of the MMT Licensed Property to appropriate third parties in order to permit them to establish, own, permit, finance, construct, start-up and operate CEP Plants located anywhere in the world that process Chem Weapons Feedstocks.

      6.2. Form of Sublicensing Agreements. As part of the comprehensive sublicensing program referred to in Section 6.1, the Technical Liaisons shall develop various forms of sublicense agreements to be used by the LLC. With respect to any sublicense agreement to be used by the LLC, MMT shall have the right to approve the sublicensee to the extent that the past practices of the sublicensee raise quality control issues, and MMT shall have the right to approve those terms of the sublicense agreement relating to the MMT Licensed Property, the confidentiality and other safeguards to be required and any operating requirements designed to promote quality control.

                                    Article 7

                                  Infringements

      7.1.  Detection of Infringements, Etc.

      (a) MMT and the LLC shall use their respective reasonable efforts to detect any infringement, misappropriation, violation, dilution or unauthorized or improper use of the MMT Licensed Property or unfair competition related to the Licensed Trademarks (collectively, "Infringements", and individually an "Infringement"). In the event that either MMT or the LLC shall become aware of any such Infringement, or of any claim that the use of the MMT Licensed Property infringes, misappropriates, violates or dilutes any proprietary right or property of any third Person, or of any product liability claim or action based on or arising out of the use of the MMT Licensed Property by either MMT or the LLC, such party shall promptly give written notice thereof to the other parties.

      (b)   As part of the Technical Liaisons' regular meetings referred to in
            Article 3, the Technical Liaisons shall discuss any issues related to Infringement or the other matters referred to in paragraph (a) above.

      7.2. Infringements of MMT Licensed Technology. In the event of any Infringement of the MMT Licensed Property which is materially and adversely affecting the Chem Demil Market, MMT shall undertake all actions reasonably required to redress, oppose, prevent, or restrain such Infringement. In the event that MMT does not take appropriate actions with a view to addressing such Infringement within ninety (90) days of MMT becoming aware of such Infringement (as evidenced by the written notice thereof given by MMT or the LLC to the other party as provided in Section 7.1 above), the LLC will have the right to commence such a legal action or proceeding to the extent reasonably required to redress, oppose, prevent, or restrain such Infringement. Either party bringing any such legal action or proceeding shall consult with the other party prior to commencing the same and shall consider any recommendations by the other party with respect to the conduct and settlement or compromise thereof and any reasonable alternative resolutions of the Infringement matter. Each party shall cooperate as may be reasonably necessary or appropriate in the prosecution, settlement or compromise of any such legal action or proceeding commenced by the other party in respect of any Infringement of the MMT Licensed Property, and agrees to be joined as a party to any such action or proceeding if it is deemed to be necessary or desirable by counsel retained by the other party for the prosecution of such action or proceeding. If either party proceeds to bring any legal action or proceeding pursuant to the procedure provided for in this Section 7.2, MMT will bear all reasonable costs of such action or proceeding and will be entitled to receive and retain all proceeds realized as a result of any settlement thereof or any judgment thereon ("Proceeds"). However, in the event that MMT receives any Proceeds, and any portion of such Proceeds is directly attributable to Infringement that adversely affected the Chem Demil Market, MMT shall remit to the LLC, after reimbursement of MMT's costs of such action or proceeding, such portion of such Proceeds.

      7.3. MMT Infringement Claims. Except for any claim to be defended by the LLC pursuant to Section 7.4, in the event of any claim that any MMT Licensed Property, or any equipment, material or process based on or utilizing MMT Licensed Property, infringes, misappropriates, violates or dilutes any proprietary right or property of any third Person (each an "MMT Infringement Claim"), then, subject to Section 7.5 below MMT shall have the obligation to take all actions reasonably necessary to oppose or defend such claims and to pay any judgment or settlement amount awarded or obtained with respect to such MMT Infringement Claim. In the course of opposing or defending any such MMT Infringement Claim, MMT shall consult with the LLC in connection with all material issues relating to such opposition or defense and shall consult with the LLC prior to commencing the same and shall consider any recommendations by the LLC with respect to the conduct and settlement or compromise thereof and any reasonable alternative resolutions of the MMT Infringement Claim. In the event that MMT does not undertake to oppose or defend any such action within ninety
(90) days after MMT becomes aware of such MMT Infringement Claim, the LLC will have the right to undertake the opposition or defense of such claim in MMT's name. In the event that the LLC undertakes the opposition or defense of such claim, the LLC shall consult with MMT in connection with all material issues relating to such opposition or defense and shall consult with MMT prior to commencing the same and shall consider any recommendations by MMT with respect to the conduct and settlement or compromise thereof and any reasonable alternative resolutions of the MMT Infringement Claim. The LLC shall not settle any MMT Infringement Claim without MMT's prior written consent. If the LLC undertakes to oppose or defend any MMT Infringement Claim pursuant to the procedures provided for in this Section 7.3, MMT shall bear all costs of such action or proceeding and shall pay any judgment or settlement amount awarded or obtained with respect to such MMT Infringement Claim.

      7.4. LLC Infringement Claims. In the event of any claim that any combination by the LLC of any non-infringing MMT Licensed Property, or any non-infringing equipment, material or process based on or utilizing MMT Licensed Property, with any Intellectual Property not furnished by MMT or any claim that the use by the LLC of the

MMT Licensed Property, or any equipment, material or process based on or utilizing MMT Licensed Property, in a manner not contemplated by this Agreement infringes, misappropriates, violates or dilutes any proprietary right or property of any third Person (each a "LLC Infringement Claim"), then, subject to
Section 7.5 below, the LLC shall have the obligation to take all actions reasonably necessary to oppose or defend such claims and to pay any judgment or settlement amount awarded or obtained with respect to such LLC Infringement Claim. In the course of opposing or defending any such LLC Infringement Claim, the LLC shall consult with MMT in connection with all material issues relating to such opposition or defense and shall consult with MMT prior to commencing the same and shall consider any recommendations by MMT with respect to the conduct and settlement or compromise thereof and any reasonable alternative resolutions of the LLC Infringement Claim. In the event that the LLC does not undertake to oppose or defend any such action within ninety (90) days after the LLC becomes aware of such LLC Infringement Claim, MMT will have the right to undertake the opposition or defense of such claim in the LLC's name. In the event that MMT undertakes the opposition or defense of such claim, MMT shall consult with the LLC in connection with all material issues relating to such opposition or defense and shall consult with the LLC prior to commencing the same and shall consider any recommendations by the LLC with respect to the conduct and settlement or compromise thereof and any reasonable alternative resolutions of the LLC Infringement Claim. MMT shall not settle any LLC Infringement Claim without the LLC's prior written consent. If MMT undertakes to oppose or defend any LLC Infringement Claim pursuant to the procedure provided for in this
Section 7.4, the LLC shall bear all costs of such action or proceeding and shall pay any judgment or settlement amount awarded or obtained with respect to such LLC Infringement Claim.

      7.5. Mixed Claims. In the event of any claim of infringement, misappropriation, violation or dilution of any proprietary right or property of any third Person based solely on the MMT Licensed Property, or any equipment, material or process based on or utilizing MMT Licensed Property, such claim will be treated as an MMT Infringement Claim and governed by the defense, indemnification and other provisions of Section 7.3. In the event of any such claim based solely on the combination by the LLC of any non-infringing MMT Licensed Property, or any non-infringing equipment, material or process based on or utilizing MMT Licensed Property, with any Intellectual Property not furnished by MMT or any such claim based solely on the use by the LLC of the MMT Licensed Property, or any equipment, material or process based on or utilizing MMT Licensed Property, in a manner not contemplated by the applicable conceptual design package approved by or at the direction of the Board of Directors of the LLC with respect to the particular CEP Plant, such claim will be treated as a LLC Infringement Claim and governed by the defense, indemnification and other provisions of Section 7.4. In the event of any claim which combines elements of both an MMT Infringement Claim and a LLC Infringement Claim, MMT and the LLC shall defend such claim jointly, with the costs of such defense and any judgment or settlement amount awarded or obtained to be shared between them based on the damages attributable to the MMT Infringement Claim versus the damages attributable to the LLC Infringement Claim.

                                    Article 8

                    Representations and Warranties of the LLC

               The LLC represents and warrants to MMT as follows:

      8.1. Power and Authority. The LLC has full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

      8.2. Approval; Binding Effect. The LLC has obtained all necessary authorizations and approvals required for the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the LLC and constitutes the legal, valid and binding obligation of the LLC, enforceable against the LLC in accordance with its terms.

      8.3. Non-Contravention; Approvals. Neither the execution and delivery of this Agreement by the LLC nor the consummation by the LLC of the transactions contemplated hereby constitutes a violation of, or conflicts with, constitutes or creates a default under, or results in the creation or imposition of any liens upon any property of the LLC pursuant to (a) the LLC Agreement; (b) any agreement or commitment to which the LLC is a party or by which the LLC or any of its properties is bound or to which the LLC or any of its properties is subject; or (c) any statute, regulation, rule, judgment, order, decree, stipulation, injunction, charge or other restriction of any government, governmental agency or court or other tribunal to which the LLC or any of its properties is subject. No consent, approval or authorization of, or registration, qualification or filing by the LLC with, any governmental agency or authority is required for the execution and delivery of this Agreement by the LLC or for the consummation by the LLC of the transactions contemplated hereby and thereby.

      8.4. Absence of Liens. The LLC shall keep all of the MMT Licensed Property and all of its rights under this Agreement free and clear of any lien, charge, security interest or other encumbrance.


                                    Article 9

                      Representations and Warranties of MMT

      MMT represents and warrants to the LLC as follows:

      9.1. Power and Authority. MMT has full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

      9.2. Approval; Binding Effect. MMT has obtained all necessary authorizations and approvals required for the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by MMT and constitutes the legal, valid and binding obligation of MMT, enforceable against MMT in accordance with its terms.

      9.3. Non-Contravention; Approvals. Neither the execution and delivery of this Agreement by MMT nor the consummation by MMT of the transactions contemplated hereby constitutes a violation of, or conflicts with, constitutes or creates a default under, or results in the creation or imposition of any liens upon any property of MMT pursuant to (a) its charter or by-laws; (b) any agreement or commitment to which MMT is a party or by which MMT or any of its properties is bound or to which MMT or any of its properties is subject; or (c) any statute, regulation, rule, judgment, order, decree, stipulation, injunction, charge or other restriction of any government, governmental agency or court or other tribunal to which MMT or any of its properties is subject. Except for any filing required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, no consent, approval or authorization of, or registration, qualification or filing by MMT with, any governmental agency or authority is required for the execution and delivery of this Agreement by MMT or for the consummation by MMT of the transactions contemplated hereby and thereby.

                                   Article 10

                                 Export Controls

      The LLC agrees that it will comply with all United States and foreign laws regarding the import or export of any of the MMT Licensed Property or any embodiment thereof.

                                   Article 11

                                   Termination

      11.1. Events of Termination. Except as provided in Section 11.2 below, this Agreement shall terminate upon the earliest to occur of:

      (a)   the mutual written consent at any time of the LLC and MMT; and

      (b)   the dissolution of the LLC in accordance with the provisions of
            Section 10.1 of the LLC Agreement unless MMT and the LLC agree prior to such date to renew this Agreement for an additional term.

      11.2. Effects of Termination.

      (a)   In the event of any termination of this Agreement pursuant to
            Section 11.1, (i) the licenses and sublicenses granted pursuant to
            Article 2 and Article 6 shall terminate except as provided in paragraph (b) below and (ii) the provisions of Section 2.4 and Articles 1, 4, 5, 7, 10, 11, 12 and 13 shall survive such termination.

      (b)   In the event of any termination of this Agreement pursuant to
            Section 11.1, the licenses granted pursuant to Article 2 shall remain in effect with respect to (i) all CEP Plants previously constructed by the LLC, (ii) any CEP Plants under contract which have not yet commenced commercial operation, to the extent the Board of Directors of the LLC or the "Liquidator", pursuant to the procedures referred to in Article 10 of the LLC Agreement, elects to complete the development of such CEP Plants, and (iii) any sublicense in effect at the time of termination. Any fees that have become or thereafter become payable pursuant to Section 2.4 of this Agreement shall remain payable by the LLC. The licenses granted in Article 2 and any sublicense granted pursuant to Article 6 shall remain in effect with respect to any such CEP Plant for the life of such CEP Plant.

                                   Article 12

                         Exclusive Remedy For Breach

      In the event of any breach of this Agreement or the Related Agreements by MMT, LMC or the LLC, the non-breaching party or parties shall be entitled to seek relief with respect to such breach pursuant to the procedures provided in the Dispute Resolution Agreement.


                                   Article 13

                                     General

      13.1. Disclosure and Publicity. The LLC agrees to provide prior notice of any material press releases to MMT.

      13.2. Expenses. Except as expressly set forth in this Agreement, all expenses of the preparation, execution and consummation of this Agreement and the Related Agreements and of the transactions contemplated hereby, including, without limitation, attorneys', accountants and outside advisers' fees and disbursements, shall be borne by the party incurring such expenses.

      13.3. Notices. All notices, demands and other communications thereunder shall be in writing or by written telecommunication, and shall be deemed to have been duly given if delivered personally or if mailed by certified mail, return receipt requested, postage prepaid or if sent by overnight courier or sent by written telecommunication, as follows:

      If to MMT:

      Molten Metal Technology, Inc.
      400-2 Totten Pond Road
      Waltham Massachusetts 02154

            Attention: William M. Haney, III,
                          President and Chief Executive
                          Officer
                       Ethan E. Jacks, Esq., Vice President
                          and General Counsel

      with a copy sent contemporaneously to:

      Bingham, Dana & Gould LLP
      150 Federal Street
      Boston, Massachusetts 02110

            Attention: John R. Utzschneider, Esq.


      If to the LLC to:

      201 Third Street, N.W.
      Suite 1600
      Albuquerque, New Mexico  87102

        Attention:    Board of Directors

      with a copy sent contemporaneously to
      MMT and LMC.

      If to the LMC to:

      Lockheed Martin Corporation
      Energy and Environment Sector

      1155 University Boulevard
      Albuquerque, NM  87106-4320

            Attention: President
                       General Counsel

      with a copy sent contemporaneously to:

      Richards, Layton & Finger
      One Rodney Square
      Wilmington, DE  19801

            Attention: James G. Leyden, Jr., Esq.

      13.4. Entire Agreement. This Agreement (including the Annex hereto) and the Related Agreements contains the entire understanding of the parties, supersedes all prior agreements and understandings relating to the subject matter hereof and shall not be amended or waived except by a written instrument hereafter signed by all of the parties hereto. The LLC, LMC and MMT further acknowledge and agree that, in entering into this Agreement and the Related Agreements, they have not in any way relied upon any oral or written agreements, statements, promises, information, arrangements, understandings, representations or warranties, express or implied, not specifically set forth in this Agreement or the Related Agreements.

      13.5. Governing Law, Etc. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, all rights and remedies being governed by such laws, without regard to its conflict of laws rules. As provided in the Dispute Resolution Agreement, the parties hereto have submitted to the exclusive jurisdiction of state and federal courts located in Delaware.

      13.6. Waiver of Jury Trial. EACH OF MMT, LMC AND THE LLC HEREBY IRREVOCABLY WAIVES ANY RIGHTS THAT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED UPON, OR ARISING OUT OF, THIS AGREEMENT OR ANY OF THE RELATED AGREEMENTS OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS OR ACTIONS OF ANY OF THEM RELATING THERETO.

      13.7. Waiver of Certain Damages. EACH OF MMT, LMC AND THE LLC TO THE FULLEST EXTENT PERMITTED BY LAW, IRREVOCABLY WAIVES ANY RIGHTS THAT IT MAY HAVE TO PUNITIVE, SPECIAL, EXEMPLARY OR CONSEQUENTIAL DAMAGES IN RESPECT OF ANY LITIGATION BASED UPON, OR ARISING OUT OF, THIS AGREEMENT OR ANY RELATED AGREEMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS OR ACTIONS OF ANY OF THEM RELATING THERETO.

      13.8. Sections and Subsection Headings. The headings of sections and subsections are for reference only and shall not limit or control the meaning thereof.

      13.9. Assigns. This Agreement and the Related Agreements shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. Neither this Agreement and the Related Agreements nor the obligations of any party hereunder or thereunder shall be assignable or transferable by such party without the prior written consent of the other parties hereto.

      13.10. No Implied Rights or Remedies. Except as otherwise expressly provided herein, nothing herein expressed or implied is intended or shall be construed to confer upon or to give any person, firm or corporation, except MMT, LMC and the LLC, any rights or remedies under or by reason of this Agreement.

      13.11. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      13.12. Dispute Resolution. All disputes or claims arising under or in any way relating to this Agreement shall be subject to the Dispute Resolution Agreement.

      13.13. Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

      13.14. Severability. The invalidity or unenforceability of any particular provision of this Agreement or any Related Agreement shall not affect the other provisions hereof or thereof, and this Agreement and Related Agreements shall be construed in all respects as if such invalid or unenforceable provision was omitted.

                           [signature page to follow]

      IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties hereto have caused this Agreement to be duly executed and delivered as of the date and year first above written.



                                MOLTEN METAL TECHNOLOGY, INC.


                                By: /s/ Victor E. Gatto, Jr.
                                    -------------------------------------
                                    Name:  Victor E. Gatto, Jr.
                                    Title:  Vice President


                                LOCKHEED MARTIN CHEMICAL
                                DEMILITARIZATION SYSTEMS, LLC


                                By: /s/ Victor E. Gatto, Jr.
                                    -------------------------------------
                                Name:  Victor E. Gatto, Jr.
                                Title:    Director (designated by MMT)


                                By: /s/ James Tegnelia
                                    -------------------------------------
                                Name: James Tegnelia
                                Title: Director (designated by LMC)


                                LOCKHEED MARTIN CORPORATION


                                By: /s/ James Goltz
                                    -------------------------------------
                                Name: James Goltz
                                Title: Vice President